Exhibit 21.01

SUBSIDIARIES OF THE REGISTRANT

ACI Worldwide de Argentina S.A.	Argentina
ACI Worldwide (Pacific) Pty. Ltd.	Australia
Insession Labs, Pty. Ltd.	Australia
ACI Worldwide (Brasil) Ltda.	Brazil
ACI Worldwide (Canada), Inc.	Canada
MessagingDirect Company	Canada
ACI Worldwide (Shanghai) Co. Ltd.	China
ACI Worldwide (MA), Inc.	Delaware
ACI Worldwide France S.A.R.L.	France
ACI Monetique SAS.	France
Applied Communications Holding GmbH	Germany
Applied Communications Verwaltungs GmbH	Germany
ACI Worldwide (Germany) GmbH & Co. KG	Germany
ACI Worldwide (eps) AG	Germany
ACI Worldwide (Hellas) EPE	Greece
Applied Communications (Hong Kong) Limited	Hong Kong
ACI Worldwide Solutions Pvt. Ltd.	India
Applied Communications GPC Limited	Ireland
Applied Communications (Ireland) Limited	Ireland
ACI Worldwide (Italia) S.R.L.	Italy
ACI Worldwide (Japan) K.K.	Japan
ACI Worldwide Korea Yuhan Hoesa	Korea
ACI Worldwide (Malaysia) Sdn. Bhd.	Malaysia
ACI Worldwide (Massachusetts) Inc.	Massachusetts
ACI Worldwide (Mexico) S.A. de C.V.	Mexico
ACI Worldwide Corp.	Nebraska
ACI (Brasil) L.L.C.	Nebraska
ACI Worldwide GPC (US) LLC	Nebraska
ACI Worldwide B.V.	Netherlands
ACI Worldwide (New Zealand) Limited	New Zealand
eps NZ Limited	New Zealand
ACI Worldwide (Norway) A.S.	Norway
ACI Worldwide Philippine Islands, Inc.	Philippines
ACI Worldwide (Eastern Europe Development) S.R.L.	Romania
ACI Worldwide (Asia) Pte. Ltd.	Singapore
ACI Worldwide (South Africa) (Pty.) Ltd.	South Africa
ACI Worldwide Cornastone (Pty) Ltd.	South Africa
ACI Worldwide Iberica S.L.	Spain
ACI Soluciones, S.L.	Spain
ACI Worldwide (Nordic) AB	Sweden
ACI Worldwide Schweiz GmbH	Switzerland
ACI Worldwide (Texas) LLC	Texas
ACI Worldwide (UK Development) Limited	United Kingdom
Electronic Payment Systems Limited	United Kingdom
MessagingDirect (U.K.) Limited	United Kingdom
Applied Communications Inc. U.K. Holding Limited	United Kingdom
Applied Communications Inc. (CIS) Limited	United Kingdom
ACI Worldwide (EMEA) Limited	United Kingdom
Applied Communications Worldwide (UK) Ltd.	United Kingdom